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                                                                    EXHIBIT 23.2


                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Edison Mission Energy of our report dated 30 September 1999 relating to the financial statements of Fiddlers Ferry and Ferrybridge C Power Stations appearing in the Current Reports on the two Form 8-K/A filings of Edison Mission Energy dated 19 July 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
London
United Kingdom
18 February 2000